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                                                                    EXHIBIT 23.3



                    [KRONICK KALADA BERDY & CO. LETTERHEAD]





                        INDEPENDENT ACCOUNTANTS' CONSENT



The Board of Directors
Pet Quarters, Inc.
Lonoke, Arkansas

We consent to incorporation by reference in the Registration Statement on Form S-1, of our report dated February 17, 1999, except for Note 8 dated
December 10, 1999, relating to the combined statement of financial condition of Humboldt Industries, Inc. and Maplewood Industries, Inc. as of December 31, 1998 and the related statements of operations and deficit, changes in shareholders' equity, and cash flows for the year then ended and of our report dated
February 18, 1998 relating to the statement of financial condition of Humboldt Industries, Inc. as of December 31, 1997 and the related statements of operations and deficit, changes in shareholders' equity, and cash flows for the year then ended.

                                                    KRONICK, KALADA, BERDY & CO.

May 13, 2001